UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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CVR Energy, Inc.
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Exhibit (a)(6)

CVR ENERGY RESPONDS TO CARL ICAHN’S LETTER TO STOCKHOLDERS

COMPANY REITERATES ITS STRONG TRACK RECORD OF STOCKHOLDER RETURNS, INCLUDING THREE-YEAR TOTAL RETURNS OF 588 PERCENT

SUGAR LAND, Texas (March 14, 2012) – CVR Energy, Inc. (NYSE: CVI), a refiner and marketer of petroleum fuels and a majority owner of CVR Partners, LP (NYSE:UAN), a nitrogen fertilizer producer, today issued the following statement in response to Carl Icahn’s letter to CVR Energy stockholders issued on March 14, 2012:

“Mr. Icahn’s actions and statements continue to surprise us. By his own admission today, CVR Energy is an unlikely target for Mr. Icahn. Mr. Icahn states that he targets ‘companies where managements have repeatedly failed to deliver,’ yet CVR Energy has delivered total returns to stockholders over the past three years of 588 percent, far exceeding both the S&P 500 and the average total return of our peer group. The same leadership team is still in place, and CVR Energy’s Board and management continue to aggressively position the company for growth and are confident in the company’s prospects.

Furthermore, it is absurd for Mr. Icahn to suggest, as he does in his letter, that a reputable news organization such as Reuters Breakingviews would compromise its standards and allow a public relations agency to plant stories. In fact, the Reuters Breakingviews article he references (“Icahn Targets Given Red Alert by Dynegy Debacle” — March 12, 2012) is primarily about another company altogether. However, we note with particular attention the following quote from the article: ‘Companies on the receiving end of his tactics, like CVR Energy, have all the more reason to spurn Icahn.’

Reuters Breakingviews is not alone in its assessment of Mr. Icahn. Several major news outlets have also looked closely at Mr. Icahn’s behavior, including The New York

Times1, The Wall Street Journal2 and Institutional Investor3. We encourage stockholders to read these and other press articles and form their own conclusions about Mr. Icahn, his track record and his intentions with respect to CVR Energy. We believe that Mr. Icahn’s record with other companies where he has obtained a controlling influence serves as an important cautionary tale.

Mr. Icahn’s volatile and disruptive tactics are a distraction from the fundamental strength of our business and the performance of our assets. We strongly urge stockholders to reject Mr. Icahn’s tender offer and encourage him to end his campaign.”

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Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our Annual Report on Form 10-K for the year ended Dec. 31, 2011. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer commenced by IEP Energy LLC and Icahn Enterprises Holdings L.P., as well as other entities affiliated with Carl C. Icahn, CVR Energy, Inc. (“CVR Energy”) has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. CVR ENERGY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE

[1]	“Shareholders Cry Foul Over Icahn’s Tactics” – The New York Times, August 20, 2008
[2]	“Dynegy Asset Shuffle Called 'Fraudulent'” – Wall Street Journal, March 9, 2012
[3]	“Fact Checking Lions Gate’s Claims Against Icahn” – Institutional Investor, December 9, 2010

COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free copy of the Solicitation/Recommendation Statement on Schedule 14D-9, as well as any other documents filed by CVR Energy, for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “Investor Relations” section of the Company’s website or by writing to CVR Energy at 2277 Plaza Drive, Suite 500, Sugar Land, Texas, 77479, Attn: Senior Vice President, General Counsel and Secretary.

In addition, CVR Energy will file a proxy statement with the SEC. The definitive proxy statement will be mailed to stockholders of CVR Energy. CVR ENERGY STOCKHOLDERS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by CVR Energy through the web site maintained by the SEC at www.sec.gov and in the “Investor Relations” section of the Company’s website.

Certain Information Regarding Participants

CVR Energy, its directors and certain of its executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of CVR Energy’s directors and executive officers in CVR Energy’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 29, 2012, and its proxy statement for the 2011 Annual Meeting, which was filed with the SEC on April 20, 2011. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

About CVR Energy

Headquartered in Sugar Land, Texas, CVR Energy, Inc.’s subsidiary and affiliated businesses operate independent refining assets in Coffeyville, Kan., and Wynnewood, Okla., with more than 185,000 barrels per day of processing capacity, a marketing network for supplying high value transportation fuels to customers through tanker trucks and pipeline terminals, and a crude oil gathering system serving central Kansas, Oklahoma, western Missouri, southwest Nebraska and Texas. In addition, CVR Energy subsidiaries own a majority interest in and serve as the general partner of CVR Partners, LP, a producer of ammonia and urea ammonium nitrate, or UAN, fertilizers.

For further information, please contact:

Investor Relations:	Media Relations:

Ed Morgan	Steve Eames
CVR Energy, Inc.	CVR Energy, Inc.
281-207-3388	281-207-3550
Or	MediaRelations@CVREnergy.com
Jay Finks	Or
CVR Energy, Inc.	Tom Johnson or Chuck Burgess
281-207-3588	Abernathy MacGregor Group
InvestorRelations@CVREnergy.com	212-371-5999